Exhibit 99.B(j)(2)

Consent of Independent Registered Public Accounting Firm

The Board of Directors

ING Investors Trust

We consent to the use of our report dated February 25, 2010, incorporated herein by reference, to ING DFA Global All Equity Portfolio (formerly ING Focus 5 Portfolio), a series of ING Investors Trust, and to the references to our firm under the headings “Financial Highlights” in the Prospectuses and “Independent Registered Public Accounting Firm” in the Statement of Additional Information.

/s/ KPMG LLP

Boston, Massachusetts

April 28, 2010

Consent of Independent Registered Public Accounting Firm

The Board of Directors

ING Investors Trust

We consent to the reference to our firm under the heading “Independent Registered Public Accounting Firm” in the Statement of Additional Information.

/s/ KPMG LLP

Boston, Massachusetts

April 28, 2010